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                                                                      EXHIBIT 3


TRANSWORLD HOME HEALTHCARE, INC.
11 Skyline Drive
Hawthorne, New York 10532







                                       January 10, 1997






Health Management, Inc.
and Each of Its Subsidiaries
Appearing as Signatories Below
1371-A Abbott Court
Buffalo Grove, Illinois 60089
Attention:  Mr. Paul Jurewicz

              Re: HMI Senior Credit Facility
                  --------------------------

Ladies and Gentlemen:

         Reference is made to the letter agreement dated November 13, 1996 among Transworld Home HealthCare, Inc. and the Loan Parties, as amended by letter agreements dated December 12, 1996 and December 23, 1996 (as amended, the "Forbearance Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Forbearance Agreement.

         1. Section 2 of the Forbearance Agreement is hereby amended by replacing the date "January 10, 1997" with "January 13, 1997".

         Except as expressly amended hereby, each and every representation, warranty, term, covenant and condition of the Forbearance Agreement, and all obligations of the Loan

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Parties thereunder, shall remain unamended and in effect in accordance with their respective terms.

                                       Very truly yours,

                                       TRANSWORLD HOME HEALTHCARE, INC.,
                                       as New Lender


                                       By: /s/ Vincent J. Caruso
                                           ------------------------------------
                                       Name:    Vincent J. Caruso
                                       Title:   Executive Vice President and
                                                Chief Administrative Officer


ACCEPTED AND AGREED:


HEALTH MANAGEMENT, INC.


By: /s/ W. James Nicol
    ---------------------------------------------
Name:   W. James Nicol
Title:  Chief Executive Officer and President

HOME CARE MANAGEMENT, INC.
HMI ILLINOIS, INC.
HMI PENNSYLVANIA, INC.
HEALTH REIMBURSEMENT CORPORATION
HMI RETAIL CORP., INC.
HMI PMA, INC.
HMI MARYLAND, INC.


By: /s/ W. James Nicol
    ---------------------------------------------
Name:   W. James Nicol
Title:  Secretary